EXHIBIT 10.24

                    BOISE CASCADE CORPORATION
                 KEY EXECUTIVE PERFORMANCE PLAN

I.   1997 Payout Criteria

                            PAYOUT AS A PERCENT OF SALARY
   Financial
  Improvement             CEO          EVP/SVP           VP
______________          ______        ________         _____
($161,005,000)            0.0%          0.0%            0.0%
($135,000,000)            3.5%          2.2%            1.7%
  $40,000,000            73.5%         47.2%           36.7%
 $127,500,000           108.5%         69.7%           54.2%
 $215,000,000           120.1%         77.2%           60.1%
 $477,775,000           152.8%         98.3%           76.4%
 $477,775,001           166.8%        107.3%           83.4%
 $577,775,000           180.2%        115.8%           90.1%

o For Financial Improvement in excess of $577.8 Million, the payout increases proportionally to the increase from $477.8 Million to $577.8 Million.

o    The payout is interpolated on a straight line for Financial
     Improvement not shown in the table.

o Financial Improvement is measured by calculating the company=s economic value added.

Economic Value Added =   Net Operating Profit Before Tax -
                         Capital Charge

Net Operating Profit
Before Tax (NOPBT)* =    Income from operating assets
                         +    Imputed interest of capitalized
                              lease obligations
                         +    Increase (decrease) in LIFO reserve
                         -    Amortization of restructuring
                              losses

  * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge =         Capital x 16%

Capital** =              Operating Capital
                         +    Imputed capital value of lease
                              obligations
                         +    Total LIFO reserve account
                         -    Gain from the sale of assets
                         +    Unamortized restructuring losses

  ** Nonrecurring and nonoperating losses do not affect Operating
     Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.  Alternative Payout

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1997 plan year under the Company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key execu-tives in such plans (e.g., VP ratio = 35/24; EVP/SVP ratio = 45/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage.
The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount
(including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.

                    BOISE CASCADE CORPORATION
                 KEY EXECUTIVE PERFORMANCE PLAN

I.   1998 Payout Criteria

                            PAYOUT AS A PERCENT OF SALARY
   Financial
  Improvement             CEO            SVP             VP
______________          ______        ________         _____
($152,336,667)            0.0%          0.0%            0.0%
($135,000,000)            2.3%          1.5%            1.2%
 $127,500,000           107.3%         69.0%           53.7%
 $215,000,000           119.0%         76.5%           59.5%
 $418,055,000           146.1%         93.9%           73.0%
 $418,055,001           157.7%        101.4%           78.9%
 $518,055,000           171.1%        110.0%           85.5%

o For Financial Improvement in excess of $518.1 Million, the payout increases proportionally to the increase from $418.1 Million to $518.1 Million.

o    The payout is interpolated on a straight line for Financial
     Improvement not shown in the table.

o Financial Improvement is measured by calculating the company=s economic value added.

Economic Value Added =   Net Operating Profit Before Tax -
                         Capital Charge

Net Operating Profit
Before Tax (NOPBT)* =    Income from operating assets
                         +    Imputed interest of capitalized
                              lease obligations
                         +    Increase (decrease) in LIFO reserve
                         -    Amortization of restructuring
                              losses

  * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge =         Capital x 16%

Capital** =              Operating Capital
                         +    Imputed capital value of lease
                              obligations
                         +    Total LIFO reserve account
                         -    Gain from the sale of assets
                         +    Unamortized restructuring losses

  ** Nonrecurring and nonoperating losses do not affect Operating
     Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.  Alternative Payout

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1998 plan year under the Company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key execu-tives in such plans (e.g., VP ratio = 35/24; SVP ratio = 45/24;
CEO ratio = 70/24) to arrive at the Alternative Payout percentage.
The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount
(including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.